November 25, 1996



The Sports Authority, Inc.
3383 North State Road 7
Fort Lauderdale, Florida  33319

Re:      OFFERING OF SHARES PURSUANT TO
         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to The Sports Authority, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offering by certain securityholders of the Company of an aggregate of $149,500,000 5-1/4% Convertible Subordinated Notes due September 15, 2001 (the "Notes") and of an aggregate of 4,580,964 shares of the Company's common stock, $.01 par value per share (the "Shares"), issued or issuable upon conversion of the Notes.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, (b) the Bylaws of the Company and (c) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based on the foregoing, we are of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Notes have been duly authorized and issued by, and are binding obligations of, the Company.

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         3.       The Shares have been duly authorized by the Company and, when issued upon conversion of the Notes as contemplated by the Registration Statement, will be duly and validly issued and will be fully paid and non-assessable.

We render the foregoing opinions as members of the Bar of the State of Florida and express no opinion as to laws other than the General Corporation Law of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP